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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in this Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report on Imagyn Medical, Inc., dated March 4, 1997 on our audits of the financial statements of Imagyn Medical, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California

September 2, 1997